EXHIBIT 10.11

ADVANCE SCHEDULE No. 04

ONE UP INNOVATIONS, INC. FOAM LABS, INC.

Funding Date: May 14, 2013

This Advance Schedule (the “Schedule”) is issued pursuant to and is subject to all terms and conditions of the Credit Card Receivables Advance Agreement, dated on or about November 2, 2010 (as amended from time to time in accordance with its terms, the “Master Agreement”), between CC FUNDING a division of CREDIT CASH NJ, LLC (the “Lender”) and ONE UP INNOVATIONS, INC. and FOAM LABS, INC., (individually and collectively, the “Merchant”). Capitalized terms used and not defined in this Schedule have the meanings given to them in the Master Agreement.

The Merchant has requested that the Lender make an Advance to the Merchant, and the Lender is willing to make such Advance, in each case subject to the following terms and conditions:

1.	The Advance Amount is:	$400,000.00

2.	The fee is::	$48,000.00

3.	The Collection Amount of this Advance Schedule No. 04 is $448,000.00. The outstanding balance of Advance Schedule No. 03 as of May 14, 2013 is in the amount of $119,172.07. The proceeds of the Advance Amount are to be used to (a) to payoff in full the outstanding balance of Advance Schedule No. 03 (which may be lower due to ongoing collections) and (b) remit the remaining balance of the Advance Amount to Merchant.

4.	The Fixed Daily payment is:	$2,074.08

5.	The Collection Date is 10 months from the funding date, estimated to be on or about February 14, 2014.

6.	The Collection Account Bank and Collection Account are as follows:

7.

Bank name:	Signature Bank
111 Broadway
New York, NY 10006
Routing/ABA Number:	026------
Account Name to credit:	One Up Innovations
Account Number to credit:	1500-------

8.	The Merchant agrees to repay the Collection Amount (plus all Reimbursable Expenses) by remitting (or causing to be remitted) to the Lender, on or before the Collection Date, the Collection Amount plus all Reimbursable Expenses, by authorizing Lender to retain the Fixed Daily Payment from the Collection Account as provided in the Master Agreement. If the Collection Amount is remitted to the Lender before the Collection Date, the Merchant shall not be entitled to any refund or other compensation. If the Collection Amount is not remitted to the Lender by the Collection Date, Merchant may be subject to extension fees as set forth in the Master Agreement.:

9.	The Merchant hereby reaffirms and further grants to the Lender a security interest in the Collection Account and Collateral (including, without limitation, all Credit Card Receivables and/or proceeds thereof at any time deposited therein) to secure the Merchant's obligation to pay the Collection Amount (plus all Reimbursable Expenses) and to secure all other existing and future obligations of the Merchant to the Lende:

10.	The Merchant understands and agrees that all Advances by Lender to Merchant under the Master Agreement, this Advance Schedule, and under any other Related Agreements constitute one loan, and all indebtedness and obligations of Merchant to Lender under the Master Agreement, this Advance Schedule and the Related Agreements, present and future, constitute one general obligation secured by the Collateral. Merchant further understands that they shall be jointly and severally liable for payment of all of the obligations owing to Lender under all Advance Schedules, the Master Agreement and the Related Agreements and under any other agreement between Lender and any Merchant.:

11.	The Merchant reaffirms all terms, conditions and agreements set forth in the Master Agreement and any Related Agreements and further represents and warrants to the Lender that all representations and warranties made by the Merchant in the Master Agreement and any Related Agreements entered into on or before the date hereof are true and correct on the date hereof as if made on the date hereof.:

This Schedule may be executed in counterparts. Each counterpart shall be deemed an original but all of which together shall constitute one and the same instrument. An executed facsimile of this Schedule shall be deemed to be a valid and binding agreement between the parties hereto.

Agreed to:

CC FUNDING, a division of		ONE UP INNOVATIONS, INC.
CREDIT CASH NJ, LLC		for itself and as Disbursing Agent

BY:	/s/ Dean Landis	BY:	/s/ Louis S. Friedman
	Dean Landis		Louis S. Friedman
Its:	President	Its:	President & CEO

STATE OF GEORGIA	)
)ss.:
COUNTYOF	)

On this 14th day of May, 2013 before me personally appeared Louis S. Friedman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she is the President of ONE UP INNOVATIONS, INC. and FOAM LABS, INC., the corporations herein described and that he/she executed the same in his/her capacity as an officer of said corporations, and that he/she signed the instrument by order of the board of directors of said respective corporations.

_____________________________

Notary Public